UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2015

AgroFresh Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)

100 S. Independence Mall West Philadelphia, PA (Address of principal executive offices)	19106 (Zip code)

(215) 592-3687
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01  Other Events.

As previously announced, including in the Form 8-K filed by AgroFresh Solutions, Inc. (the “Company”) on August 6, 2015, on July 31, 2015, the Company consummated a business combination (the “Transaction”) in accordance with a Stock Purchase Agreement, dated as of April 30, 2015, between the Company and The Dow Chemical Company (“TDCC”), providing for the acquisition by the Company of the AgroFresh business from TDCC, resulting in AgroFresh Inc. becoming a wholly-owned, indirect subsidiary of the Company. In connection with the closing of the Transaction, on July 31, 2015, the Company changed its name from Boulevard Acquisition Corp. to AgroFresh Solutions, Inc.

This Current Report on Form 8-K includes AgroFresh’s unaudited condensed consolidated financial statements for the three and six months ended June 30, 2015, together with the notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations, all of which are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

99.1

Unaudited combined balance sheets of AgroFresh as of June 30, 2015 and December 31, 2014, unaudited combined statements of income (loss) and comprehensive loss of AgroFresh for the three months and six months ended June 30, 2015 and 2014, and cash flows and equity for the six months ended June 30, 2015 and 2014, together with the notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three and six months ended June 30, 2015 compared to the three and six months ended June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 14, 2015

AGROFRESH SOLUTIONS, INC.

By:	/s/ Stuart Gleichenhaus
Name: Stuart Gleichenhaus
Title: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1

Unaudited combined balance sheets of AgroFresh as of June 30, 2015 and December 31, 2014, unaudited combined statements of income (loss) and comprehensive loss of AgroFresh for the three months and six months ended June 30, 2015 and 2014, and cash flows and equity for the six months ended June 30, 2015 and 2014, together with the notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three and six months ended June 30, 2015 compared to the three and six months ended June 30, 2014.